Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 28, 2019, in the Post-Effective Amendment to the Registration Statement on Form F-1 on Form F-3 (File No. 333-201283) and related Prospectus of BiondVax Pharmaceuticals Ltd., dated January 7, 2020.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
January 7, 2020	A Member of Ernst & Young Global